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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Worlds Inc.
Boston, Massachusetts


      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 1999, relating to the financial statements of Worlds Inc. (a development stage enterprise) which is contained in that Prospectus, as of December 31, 1998 and the related statements of operations, stockholders' deficit and cash flows for the period April 8, 1997 (inception) to December 31, 1997, the year ended December 31, 1998 and for the period from inception (April 8, 1997) to December 31, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                               BDO Seidman, LLP


New York, New York
October 26, 1999